TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”), dated as of the 11th day of March, 2011, is made by and between NEXT 1 INTERACTIVE, INC., a corporation incorporated under the laws of State of Nevada (the “Company”), and JAMES WHYTE (the “Holder”).

WITNESSETH:

WHEREAS, the Company and the Holder are each parties to (i) that certain convertible promissory note dated January 25, 2010 given by the Company in favor of the Holder in the principal amount of $3,500,000 (the “Original Note”); and (ii) those certain common stock purchase warrant agreements (agreement nos. 00025, 00034 and 00050) dated April 6, 2010, July 12, 2010 and July 23, 2010 respectively, pursuant to which the Company granted the Holder the right to purchase an aggregate amount of 1,050,000 shares of the Company’s common stock at the Warrant Price (as defined in each) (together, collectively, the “Original Warrants”, and together with the Original Note, collectively, the “Original Transaction Documents”);

WHEREAS, the Company has requested and the Holder has agreed to cancel the Original Transaction Documents as of the date hereof pursuant to the terms and conditions herein contained;

WHEREAS, in consideration of permitting the Company to cancel the Original Transaction Documents, the Company shall execute and deliver to the Holder (i) a convertible promissory note in favor of the Holder in the principal amount of $500,000, in the form attached as Exhibit A hereto (the “Note”); (ii) a common stock purchase warrant pursuant to which the Company shall grant the Holder the right to purchase an aggregate amount of 3,600,000 shares of the Company’s common stock at the purchase price of $0.25 per share, in the form attached as Exhibit B hereto (the “Warrant” and, together with the Note, collectively, the “Transaction Documents”); and (iii) 3,300,000 shares of common stock of the Company (consisting of (a) 2,250,000 shares of common stock of the Company relating to the conversion of $450,000 of principal owed under the Original Note and (b) 1,050,000 shares of common stock of the Company relating to the exercise of the Original Warrants).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Holder do hereby agree as follows:

1.           Notwithstanding any provision contained in the Original Transaction Documents to the contrary, the Holder hereby (i) converts $450,000 of principal owed under the Original Note into 2,250,000 shares of common stock of the Company; and (ii) exercises the Original Warrants in an amount equal to 1,050,000 shares of common stock of the Company.

2.           Subject to the satisfaction of the conditions precedent and pursuant to the terms and conditions contained herein, the Original Transaction Documents shall be immediately cancelled.

3.           The Company shall pay and the Holder shall accept, upon the receipt by the Company of additional funds pursuant to a private placement to hereinafter occur (and not before such time), $25,000 in full satisfaction of any and all interest, fees and expenses owed under the Original Note as of the date hereof.

4.	As a condition precedent to the effectiveness of this Agreement:

(i)	the Holder shall have delivered to the Company each of the Original Transaction Documents marked “CANCELLED”;

(ii)	the Company shall have executed and delivered to the Holder each of the Transaction Documents in the forms attached as Exhibit A and Exhibit B hereto;

(iii)
the Company shall have delivered to the Holder 3,300,000 shares of common stock of the Company (consisting of (a) 2,250,000 shares of common stock of the Company relating to the conversion of $450,000 of principal owed under the Original Note and (b) 1,050,000 shares of common stock of the Company relating to the exercise of the Original Warrants); and

(iv)
the Holder shall have received such evidence as may be reasonably required as to the authority of the officers or attorneys-in-fact executing this Agreement and the Transaction Documents including copies, certified as true and complete by an officer of the Company of the resolutions of the Company’s board of directors evidencing approval of this Agreement and the Transaction Documents and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf.

5.           This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

6.           This Agreement is only effective in the specific instances set forth herein.  Each of the Company and the Holder expressly reserves the right, now and at all times hereafter, to require strict compliance with the terms of the Transaction Documents in all other respects and expressly covenants that, subject to the conversion and exercise provided in Section 1 herein, the Original Transaction Documents shall be ineffective.

7.           This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles.

8.           This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

9.           The parties hereby consent and agree that if this Agreement, the Transaction Documents or any other document executed in connection herewith or therewith shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Agreement, the Transaction Documents or any other document executed in connection herewith or therewith.

10.           In case any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[ signature page follows ]

IN WITNESS WHEREOF, this Agreement has been executed as of this 11th day of March, 2011.

NEXT 1 INTERACTIVE, INC.

By:
Name:	William Kerby
Title:	Chief Executive Officer

James Whyte

EXHIBIT A

[INSERT FORM OF NOTE]

EXHIBIT B

[INSERT FORM OF WARRANT]